EXHIBIT 3.2

                       CERTIFICATE OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                         OF MPOWER COMMUNICATIONS CORP.

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST: The current name of the corporation is Mpower Communications Corp. (the "Corporation").

SECOND: These Amended and Restated Articles of Incorporation amend and restate the Restated Articles of Incorporation of the Company dated June 28, 2001 (the "2001 Articles of Incorporation") and have been duly adopted in accordance with Sections 403 and 622 of the Nevada General Corporation Law (the "General Corporation Law"), pursuant to the authority granted to the Corporation (a "Debtor") under Section 622 of the General Corporation Law to put into effect and carry out the Debtors' Joint Plan of Reorganization, as amended (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Provision for the making of these Amended and Restated Articles of Incorporation is contained in the order confirming the Plan (the "Confirmation Order") of the bankruptcy court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation (the "Bankruptcy Court").

THIRD: These Amended and Restated Articles of Incorporation amend and restate the 2001 Articles of Incorporation by striking out the 2001 Articles of Incorporation in its entirety and substituting in lieu thereof the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

FOURTH: A copy of the Plan and Confirmation Order certified by the Bankruptcy Court is attached to this filing.

FIFTH: Under penalty of perjury, we certify that we are the officers of the Corporation authorized by the Bankruptcy Court to execute these Amended and Restated Articles of Incorporation.

Executed on July 30, 2002              MPOWER COMMUNICATIONS CORP.


                                       By:    /s/ ROLLA P. HUFF
                                             -----------------------------
                                       Name:    Rolla P. Huff
                                       Title:   President


                                       By:    /s/ RUSSELL I. ZUCKERMAN
                                             -----------------------------
                                       Name     Russell I. Zuckerman
                                       Title:   Secretary



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STATE OF NEW YORK          )
                           )  SS.:
COUNTY OF MONROE           )

     On July 30, 2002, personally appeared before me, a Notary Public, for the State and County aforesaid, Rolla P. Huff, as President of Mpower Communications Corp., who acknowledged that he executed the above instrument.


                                   /s/ RUSSELL I. ZUCKERMAN
                                   ----------------------------------
                                           Notary Public

                                   RUSSELL I. ZUCKERMAN
                                   Notary Public, State of N.Y., Monroe County
[Notarial Seal]                    My Commission Expires on Jan. 31, 2003




STATE OF NEW YORK          )
                           )  SS.:
COUNTY OF MONROE           )

     On July 30, 2002, personally appeared before me, a Notary Public, for the State and County aforesaid, Russell I. Zuckerman as Secretary of Mpower Communications Corp., who acknowledged that he executed the above instrument.


                                             /s/ MARI BAYLEY
                                             ----------------------------------
                                             Mari Bayley, Notary Public,
                                             State of NY, Ontario County
                                             Commission Expires July 1, 2006


[Notarial Seal]

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                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           MPOWER COMMUNICATIONS CORP.



                                    ARTICLE I

                                      Name

          The name of the corporation is Mpower Communications Corp. (the "Corporation").

                                   ARTICLE II

                     Registered Office and Registered Agent

          The address of the registered office of the Corporation in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of the registered agent of the Corporation at such address is The CT Corporation System.

                                  ARTICLE III

                                Corporate Purpose

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada (the "General Corporation Law").

                                   ARTICLE IV

                                  Capital Stock

          The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Thousand (1,000), all of which shall be shares of Common Stock, par value $.01 per share. Holders of Common Stock shall be entitled to one vote per share held by such stockholder and receive ratably such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors


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from time to time out of assets or funds of the Corporation legally available therefor and shall be entitled, after payment of all prior claims, to receive ratably all assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

                                    ARTICLE V

                                    Directors

          (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

          (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of


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such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          (3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, (a) by the stockholders,
(b) by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, (c) if a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted


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against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability and expenses.

          (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

          (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                     By-Laws

          The directors of the Corporation shall have the power to adopt, amend or repeal By-laws of the Corporation.

                                  ARTICLE VIII

                                    Amendment

          The Corporation reserves the right to amend, alter, change or repeal any provision of these Amended and Restated Articles of Incorporation, in the manner now or hereafter


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prescribed by law, and all rights conferred on stockholders in these Amended and
Restated Articles of Incorporation are subject to this reservation.

                                   ARTICLE IX

                     Nonvoting Equity Securities Prohibited

          Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Debtors' Joint Plan of Reorganization, as amended (the "Plan")) under the Plan, shall not issue nonvoting equity securities in connection with the Plan and shall comply, to the extent applicable, with
Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). After the effective date of the Plan, and to the extent permissible under the Plan and the Bankruptcy Code, this Article IX may be amended or repealed by the affirmative vote of a majority of the outstanding stock entitled to vote thereon in accordance with Sections 385 and 390 of the General Corporation Law.